SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **LYONS LIQUORS INC.**, did on December 17, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 12, 2010.

ROSS MILLER
Secretary of State

Certified By: Sandra Kraatz
Certificate Number: C20100106-0244
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090907420-03
	Filing Date and Time: 12/17/2009 7:50 AM
	Entity Number: E0674642009-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: LYONS LIQUORS INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ (Name)

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Spiegel and Utrera, P.A.

Street Address	City		Zip Code
1785 East Sahara Ave., Suite 490	Las Vegas	Nevada	89104

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 | Par value per share: $ 0.001 | Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: SHEFALI VIBHAKAR

Street Address	City	State	Zip Code
2605 72nd Avenue East, M/S 344	Ellenton	FL	34222

2) Name:

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: Retail Liquor and Package Store

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: Elsie Sanchez

X [signature] Incorporator Signature

Address	City	State	Zip Code
1785 East Sahara Ave., Suite 490	Las Vegas	NV	89104

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 12/15/2009

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

LYONS LIQUORS INC.

The undersigned subscriber to these Articles of Incorporation is a natural person competent to contract and hereby form a Corporation for profit under Chapter 78 of the Nevada Revised Statutes.

ARTICLE 1 - NAME

The name of the Corporation is **LYONS LIQUORS INC.**, (hereinafter, "Corporation").

ARTICLE 2 - INITIAL AGENT FOR SERVICE OF PROCESS

The name of this Corporation's initial agent for service of process is Spiegel & Utrera, P.A. at 1785 East Sahara Avenue, Suite 490, Las Vegas, Nevada 89104.

ARTICLE 3 - CORPORATE CAPITALIZATION

3.1 This Corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total number of such shares authorized to be issued is 75,000,000 shares. The par value is $0.001 per share.

3.2 All shares of common stock shall be identical with each other in every respect and the holders of common shares shall be entitled to have unlimited voting rights on all shares and be entitled to one vote for each share on all matters on which Shareholders have the right to vote.

3.3 No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable in connection with such issuance.

3.4 The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

ARTICLE 4 - DIRECTORS

4.1 Governing Board of Directors. The governing board of shall be styled "Board of Directors" and the first Board of Directors shall consist on one directors. Provided that the corporation has at least one director, the number of directors may at any time or times be increased or decreased to a maximum number of nine (9) as provided in the bylaws.

4.2 Initial number of Directors. The names and post office addresses of the members of the first Board of Directors are as follows:

Shefali Vibhakar
2605 72nd Avenue East, M/s 344
Ellenton, Florida 34222

These individuals shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified.

ARTICLE 5 - PURPOSE OF CORPORATION

The Purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the Nevada Revised Statutes.

ARTICLE 6 - INCORPORATOR

The name and post office address of the incorporator signing these Articles is as follows:

Elsie Sanchez
1785 East Sahara Avenue, Suite 490
Las Vegas, Nevada 89104

ARTICLE 7 - TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE 8 - STATUTES NOT APPLICABLE

The provisions of Nevada Revised Statutes 78.378 through 78.3793, inclusive, regarding the voting of a controlling interest in stock of a Nevada Corporation and 78.411 through 78.444, inclusive, regarding combinations with interested stockholders, shall not be applicable to this Corporation.

ARTICLE 9 - REGISTERED OWNER(S)

The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE 10 - AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Nevada, and all rights conferred upon Shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

ARTICLE 11 - BYLAWS

Except as provided in Chapter 78 of the Nevada Revised Statutes, the Board of Director(s) of the Corporation shall have power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary for taking such action.